Exhibit 99.1


[GENTEK LOGO OMITTED]



NEWS RELEASE

Media Contact:                                Investor Contact:
Norm Ritter, 207-967-8343                     Mark J. Connor, 973-515-1989
E-mail : NRitter@gentek-global.com            E-mail: MConnor@gentek-global.com



                     GenTek Reports Third-Quarter Results


PARSIPPANY, N.J., Nov. 15, 2004 -- GenTek Inc. (OTC Bulletin Board: GETI) today announced results for the third quarter ended September 30, 2004. GenTek's results reflect the classification of its KRONE communications operating unit as a discontinued operation due to the sale of that business on May 18, 2004. In addition, GenTek has applied fresh-start accounting in conjunction with its emergence from bankruptcy protection on November 10, 2003, causing the results from the prior-year period to not be comparable to current period results.

         For the third quarter of 2004, GenTek had revenues totaling $231.3 million compared with $191.3 million in the corresponding quarter of 2003. The company had operating profit of $9.1 million for the third quarter of 2004, compared with $14.0 million for the same period last year. Also for the quarter, including earnings from discontinued operations, the company had a net loss totaling $5.3 million, or 53 cents per diluted share, compared with a net loss of $4.8 million, or 19 cents per share, for the same period in 2003.

         For the nine months ended September 30, 2004, GenTek had revenues and operating profit totaling $625.8 million and $32.2 million, respectively, compared with revenues of $593.3

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GenTek Reports Third-Quarter Results - 2

million and an operating profit of $7.2 million for the same period of 2003. Also for the nine- month period, net income was $194.6 million, or $19.44 per diluted share, compared with a net loss of $43.5 million, or $1.70 per diluted share, for the same period last year.

         As of September 30, 2004, GenTek had cash totaling $50.7 million, reflecting a $11.7 million improvement for the quarter, with total debt at the end of the quarter of $5.5 million.

Adjusted EBITDA

         The company has presented adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as a measure of operating results. Adjusted EBITDA reflects removing the impact of any restructuring, impairment, reorganization, income from discontinued operations and certain one-time items. Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) measure, and as such, a reconciliation of adjusted EBITDA to net income is provided in Schedule 2. GenTek has presented adjusted EBITDA as a supplemental financial measure to evaluate performance of the company's business that, when viewed with GAAP results and the accompanying reconciliation, provides a more complete understanding of factors and trends affecting the company's business than the GAAP results alone. In addition, the company understands that adjusted EBITDA is also a measure commonly used to value businesses by its investors and lenders.

         During the third quarter of 2004, adjusted EBITDA was $25.3 million compared with $21.2 million in the third quarter of 2003. For the first nine months of 2004, adjusted EBITDA was $60.0 million compared with $60.5 million for the same period in 2003.


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GenTek Reports Third-Quarter Results - 3

         "We are extremely pleased with the strong third-quarter results, which reflect a 19% year-over-year improvement in adjusted EBITDA, despite continued raw material cost pressure," said Richard R. Russell, GenTek's president & CEO. "These results, along with our strong cash-flow generation during the quarter, are a testament to our team's consistent focus on controlling costs and improving working capital."

         "The integration of the Reynosa wire-harness business, acquired from Whirlpool in June 2004, has gone very well and is now substantially complete," Russell noted.

About GenTek Inc.
-----------------
GenTek provides specialty inorganic chemical products and services for petroleum refining, treating water and wastewater, and the manufacture of personal-care products. The company also produces valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers, as well as other cable products. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,900 employees.

GenTek's 1,000-plus customers include many of the world's leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com..

Non-GAAP Financial Measures
---------------------------
This release contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of the differences between this non-GAAP financial measure and the most directly comparable financial measure calculated in accordance with GAAP.

Forward-looking statements
--------------------------
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, the impact of fresh start accounting; the impact of our reorganization under Chapter 11; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and

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GenTek Reports Third-Quarter Results - 4


credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, particularly if investment returns on pension assets are lower than assumed; the extent to which we undertake dispositions and new acquisitions or enter into strategic joint ventures or partnerships and their implementation; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; our ability to attract, retain and compensate key executives and employees; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers' delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers' plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

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